Exhibit 99.1

Verisk Reports Second-Quarter 2025 Financial Results

●	Second quarter revenue of $773 million, up 7.8%, and up 7.9% on an organic constant currency (OCC) basis.
●	Net income of $253 million, down 17.7% due to gains recognized in the prior year.
●	Adjusted EBITDA, a non-GAAP measure, of $445 million, up 11.9%, and up 9.7% on an OCC basis.
●	Diluted GAAP earnings per share of $1.81, down 15.8%.
●	Diluted adjusted EPS, a non-GAAP measure, of $1.88, up 8.0%.
●	Acquired SuranceBay on July 17, 2025 for $163 million.
●	Signed a definitive agreement to acquire AccuLynx for $2.35 billion.

JERSEY CITY, N.J., July 30, 2025 — Verisk (Nasdaq: VRSK), a leading global data analytics and technology provider, today announced results for the second quarter ended June 30, 2025. The earnings release is available on the company’s Investor Relations website at investor.verisk.com.

Lee Shavel, President and CEO, Verisk:

“Verisk delivered another strong quarter of broad-based growth in the second quarter and we are raising our revenue and adjusted EBITDA outlook for the full year 2025. Our operational focus over the past three years has delivered value for our clients and consistent financial results for our investors. We've also demonstrated the continued evolution of our business from industry utility to data analytics specialist to integrated technology network serving the global insurance industry. And now with our acquisition of SuranceBay and pending acquisition of AccuLynx, we will leverage our strengths to extend and expand the capabilities of these successful businesses to enhance value for the industry and Verisk."

Elizabeth Mann, CFO, Verisk:

“Verisk delivered continued strong operating momentum in the second quarter, underscored by 7.9% OCC revenue growth and solid operating leverage, leading to 9.7% adjusted EBITDA growth on an OCC basis. We are investing our capital in core operations and in acquisitions of strong and strategic businesses where we can create value with attractive returns consistent with our capital discipline, while also returning capital to shareholders. We are excited about the growth opportunities ahead and have confidence in delivering on our strategy and value creation."

Financial Highlights

Summary of Results (GAAP and Non-GAAP) from Continuing Operations
(in millions, except per share amounts)
Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
Revenues	$773	$717	7.8%	1,526	1,421	7.4%
Net income	253	308	(17.7)	486	527	(7.9)
Adjusted EBITDA	445	397	11.9	861	778	10.7
Diluted EPS attributable to Verisk	1.81	2.15	(15.8)	3.45	3.67	(6.0)
Diluted adjusted EPS	1.88	1.74	8.0	3.62	3.36	7.7
Net cash provided by operating activities	245	212	15.5	689	592	16.3
Free cash flow	189	154	22.6	580	479	20.9
Dividends per share	0.45	0.39	15.4	0.90	0.78	15.4

Revenue

($ in millions)

Note: OCC revenue growth is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

*Beginning with the first quarter of 2025, an immaterial component of our Insurance segment was transferred from Claims to Underwriting in calculating the OCC change percentage. The transfer has no impact on the OCC growth rates for our Insurance segment.

	Three Months Ended
	June 30,		% Change
	2025	2024	Reported	OCC*
Underwriting	$550	$508	8.3%	7.7%
Claims	223	209	6.6	8.3
Insurance	$773	$717	7.8	7.9

	Six Months Ended
	June 30,		% Change
	2025	2024	Reported	OCC*
Underwriting	$1,082	$1,006	7.5%	7.4%
Claims	444	415	7.0	9.0
Insurance	$1,526	$1,421	7.4	7.9

●

Underwriting revenues increased 8.3% in the quarter and 7.7% on an OCC basis, primarily due to our forms, rules and loss cost services and extreme event solutions. Specialty business and life solutions also contributed to the growth. On December 2, 2024, we sold Atmospheric and Environmental Research ("AER"), which was a business within Underwriting. AER is included in our revenue from disposition.

●	Claims revenues grew 6.6% in the quarter and 8.3% on an OCC basis, primarily due to growth in our property estimating solutions and anti-fraud solutions.

Net Income, Adjusted EBITDA and Adjusted EBITDA Margin

($ in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

●	Net income was $253 million, a decrease of 17.7% in the quarter. The decrease in net income was primarily the result of net gains in the prior year period related to sales of our healthcare and specialized market businesses and the early extinguishment of debt.

	Three Months Ended
	June 30,		% Change		Margin
	2025	2024	Reported	OCC	2025	2024
Adjusted EBITDA	$445	$397	11.9%	9.7%	57.6%	55.4%

	Six Months Ended
	June 30,		% Change		Margin
	2025	2024	Reported	OCC	2025	2024
Adjusted EBITDA	$861	$778	10.7%	9.6%	56.5%	54.8%

●	Adjusted EBITDA increased 9.7% on an OCC basis, primarily due to operating leverage on the solid revenue growth and cost discipline.

Diluted Earnings Per Share

Note: Adjusted earnings per share is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
Diluted EPS attributable to Verisk	$1.81	$2.15	(15.8)%	$3.45	$3.67	(6.0)%
Diluted adjusted EPS	$1.88	$1.74	8.0%	$3.62	$3.36	7.7%

●

The decrease in diluted EPS of 15.8% was primarily the result of net gains in the prior year period related to sales of our healthcare and specialized market businesses and the early extinguishment of debt.

●	Diluted adjusted EPS increased 8.0%, reflecting strong operational performance and a lower average share count, partially offset by higher interest expense and depreciation expense.

Cash Flow and Capital Return

($ in millions)

Note: Free cash flow is a non-GAAP measure. See “Non-GAAP Reconciliations” below for a reconciliation to the nearest GAAP measure.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$244.5	$211.7	15.5%	$689.2	$592.4	16.3%
Capital expenditures	(55.8)	(57.8)	(3.5)	(109.5)	(113.0)	(3.1)
Free cash flow	$188.7	$153.9	22.6	$579.7	$479.4	20.9

●	Net cash provided by operating activities grew 15.5% in the quarter, while free cash flow increased 22.6%.
●	Free cash flow growth was driven by an increase in operating profit and partially offset by the timing of certain cash payments throughout the quarter.

●	On June 30, 2025, we paid a cash dividend of 45 cents per share of common stock issued and outstanding to the holders of record as of June 13, 2025.
●	On July 23, 2025, our Board of Directors approved a cash dividend of 45 cents per share of common stock issued and outstanding. The dividend is payable on September 30, 2025, to holders of record as of September 15, 2025.
●

During the second quarter, we completed a $100 million Accelerated Share Repurchase program, resulting in the repurchase of 0.3 million shares, at an average price, less a discount, of $309.58. As of June 30, 2025, we had $1.3 billion remaining under our share repurchase authorization.

Full Year 2025 Outlook

Metric	Original Guidance	Updated Guidance
Total revenue	$3,030 - $ 3,080M	$3,090 – $3,130M
Adjusted EBITDA	$1,670 - $1,720M	$1,700 – $1,740M
Adjusted EBITDA margin	55.0% –55.8%	55.0% –55.8%
Diluted adjusted EPS	$6.80 – $7.10	$6.80 – $7.00
Tax rate	23% –25%	23% –25%
Capital expenditures	$245 – $265M	$245 – $265M
Fixed asset depreciation & amortization	$250 – $270M	$250 – $270M
Intangible amortization	$65M	$65M
Interest expense	$145 - $165M	$190 – $210M
Dividend per share	$1.80	$1.80

Subsequent Events

On July 17, 2025, we completed the acquisition of SuranceBay, a leading provider of producer licensing, onboarding, appointment and compliance solutions for the life and annuity industry, for $162.5 million in cash. This acquisition underscores our commitment to streamlining and automating the process of buying and selling insurance, and to supporting a robust life and annuity ecosystem with solutions that enhance workflows among carriers, general agencies, insurance agents and consumers. SuranceBay will become part of life solutions within our underwriting category in our insurance segment.

On July 29, 2025, we entered into a definitive agreement to acquire AccuLynx for $2.35 billion in cash to augment our network capabilities across the insurance claims and restoration ecosystem. AccuLynx is the leading SaaS platform providing end-to-end business management workflow for residential property contractors with expertise in roofing. Upon the satisfaction of customary closing conditions including regulatory approval, AccuLynx will become part of property estimating solutions within our claims category in our insurance segment.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, July 30, 2025, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 800-715-9871 for U.S./Canada participants or 646-307-1963 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #1730953.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, sustainability and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements, including those related to our financial guidance. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise except as required by law.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense, net; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related adjustments (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related adjustments (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale), and nonrecurring gain/loss associated with cost-based and equity-method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar. Accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 11 for a reconciliation of consolidated adjusted EBITDA and a results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 13 for a reconciliation of net cash provided by operating activities to free cash flow.

We are not able to provide a reconciliation of projected Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS to the most directly comparable expected GAAP results because of the unreasonable effort and high unpredictability of estimating certain items that are excluded from non-GAAP Adjusted EBITDA, Adjusted EBITDA margin, and Diluted Adjusted EPS, including, for example, tax consequences, acquisition-related costs, gain/loss from dispositions and other non-recurring expenses, the effect of which may be significant.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of June 30, 2025 and December 31, 2024

	June 30, 2025	December 31, 2024
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$628.7	$291.2
Accounts receivable, net of allowance for doubtful accounts of $31.1 and $22.5, respectively	612.0	434.4
Prepaid expenses	78.9	72.8
Income taxes receivable	29.5	83.3
Other current assets	28.3	29.9
Total current assets	1,377.4	911.6
Noncurrent assets:
Fixed assets, net	593.1	605.9
Operating lease right-of-use assets, net	148.8	156.0
Intangible assets, net	387.9	392.4
Goodwill	1,809.4	1,726.6
Deferred income tax assets	37.3	34.3
Other noncurrent assets	441.0	437.9
Total assets	$4,794.9	$4,264.7
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$175.6	$249.8
Short-term debt and current portion of long-term debt	17.0	514.2
Deferred revenues	671.0	447.2
Operating lease liabilities	27.8	26.0
Income taxes payable	8.0	1.7
Total current liabilities	899.4	1,238.9
Noncurrent liabilities:
Long-term debt	3,233.2	2,546.9
Deferred income tax liabilities	180.5	191.6
Operating lease liabilities	149.8	158.7
Other noncurrent liabilities	19.4	23.6
Total liabilities	4,482.3	4,159.7
Commitments and contingencies (Note 16)
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 139,700,834 and 140,414,637 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	3,080.3	2,994.0
Treasury stock, at cost, 404,302,204 and 403,588,401 shares, respectively	(10,397.6)	(10,062.4)
Retained earnings	7,513.2	7,153.4
Accumulated other comprehensive income	115.7	15.0
Total Verisk stockholders' equity	311.7	100.1
Noncontrolling interests	0.9	4.9
Total stockholders’ equity	312.6	105.0
Total liabilities and stockholders’ equity	$4,794.9	$4,264.7

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Six Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except for share and per share data)
Revenues	$772.6	$716.8	$1,525.6	$1,420.8
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	229.5	219.4	460.3	447.2
Selling, general and administrative	106.5	101.5	215.4	194.4
Depreciation and amortization of fixed assets	66.0	59.0	133.4	116.4
Amortization of intangible assets	16.3	18.2	32.1	36.7
Total operating expenses, net	418.3	398.1	841.2	794.7
Operating income	354.3	318.7	684.4	626.1
Other income (expense):
Net gain on early extinguishment of debt	—	3.6	—	3.6
Investment gain	9.1	99.8	11.7	96.5
Interest expense, net	(35.5)	(29.1)	(71.8)	(58.0)
Total other (expense) income, net	(26.4)	74.3	(60.1)	42.1
Income before income taxes	327.9	393.0	624.3	668.2
Provision for income taxes	(74.6)	(85.2)	(138.7)	(141.0)
Net income	253.3	307.8	485.6	527.2
Less: Net loss attributable to noncontrolling interests	—	0.3	—	0.5
Net income attributable to Verisk	$253.3	$308.1	$485.6	$527.7
Basic net income per share attributable to Verisk:	$1.81	$2.16	$3.47	$3.69
Diluted net income per share attributable to Verisk:	$1.81	$2.15	$3.45	$3.67
Weighted-average shares outstanding:
Basic	139,818,324	142,705,508	140,056,221	143,001,836
Diluted	140,339,539	143,293,222	140,639,547	143,633,378

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Six Months Ended June 30, 2025 and 2024

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
Cash flows from operating activities:
Net income	$253.3	$307.8	$485.6	$527.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	66.0	59.0	133.4	116.4
Amortization of intangible assets	16.3	18.2	32.1	36.7
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.8	0.9	1.4	1.3
Provision for doubtful accounts	6.1	3.5	11.4	6.9
Net gain on early extinguishment of debt	—	(3.6)	—	(3.6)
Impairment of cost-based investments	—	—	—	1.0
Stock-based compensation expense	14.1	12.4	29.7	25.6
Net gain upon settlement of investment in non-public companies	—	(98.3)	—	(98.3)
Deferred income taxes	(9.6)	(9.5)	(19.3)	(17.8)
Loss on disposal of fixed assets	—	0.2	—	0.2
Acquisition related liability adjustment	(1.6)	—	(1.6)	—
Other operating	(11.2)	—	(11.2)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(46.1)	4.1	(179.7)	(151.8)
Prepaid expenses and other assets	(8.0)	16.4	3.1	25.2
Operating lease right-of-use assets, net	5.8	7.1	11.4	13.7
Income taxes	(80.6)	(40.7)	60.5	17.3
Accounts payable and accrued liabilities	(24.6)	0.4	(69.1)	(99.0)
Deferred revenues	81.4	(62.9)	218.1	197.9
Operating lease liabilities	(8.4)	(4.5)	(12.1)	(11.8)
Other liabilities	(9.2)	1.2	(4.5)	5.3
Net cash provided by operating activities	244.5	211.7	689.2	592.4
Cash flows from investing activities:
Acquisitions and purchase of additional controlling interest, net of cash acquired of $0.3, $0.0, $0.3, and $1.8, respectively	(20.3)	—	(24.4)	(23.4)
Investments in non-public companies	(4.5)	1.8	(4.5)	0.5
Proceeds received upon settlement of investment in non-public companies	—	112.1	—	112.1
Capital expenditures	(55.8)	(57.8)	(109.5)	(113.0)
Net cash (used in) provided by investing activities	(80.6)	56.1	(138.4)	(23.8)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)
Cash flows from financing activities:
Proceeds from issuance of long term debt, net of original discount	—	590.2	698.3	590.2
Payment of debt issuance costs	—	(5.6)	(6.2)	(5.6)
Repayment of current portion of long-term debt	(500.0)	—	(500.0)	—
Payment on early extinguishment of debt	—	(396.4)	—	(396.4)
Repurchases of common stock	(100.0)	(127.5)	(300.1)	(327.5)
Share repurchases not yet settled	—	(22.5)	—	(22.5)
Payment of contingent liability related to acquisition	—	—	—	(8.5)
Payment of excise tax	(7.6)	—	(7.6)	—
Proceeds from stock options exercised	22.9	35.0	47.6	63.2
Net share settlement of taxes from restricted stock and performance share awards	(7.6)	(0.5)	(25.5)	(12.6)
Dividends paid	(63.0)	(55.5)	(126.0)	(111.3)
Other financing activities, net	(3.7)	(3.1)	(6.2)	(5.9)
Net cash (used in) provided by financing activities	(659.0)	14.1	(225.7)	(236.9)
Effect of exchange rate changes	11.7	(2.2)	12.4	(2.3)
Net (decrease) increase in cash and cash equivalents	(483.4)	279.7	337.5	329.4
Cash and cash equivalents, beginning of period	1,112.1	352.4	291.2	302.7
Cash and cash equivalents, end of period	$628.7	$632.1	$628.7	$632.1
Supplemental disclosures:
Income taxes paid	$164.7	$135.3	$97.3	$141.4
Interest paid	$49.5	$46.0	$59.9	$55.1
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$2.5	$—	$2.5	$1.4
Finance lease additions	$0.6	$10.1	$1.8	$22.5
Operating lease additions, net	$1.0	$1.1	$1.6	$3.8
Fixed assets included in accounts payable and accrued liabilities	$—	$—	$0.1	$—

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin Reconciliation, and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, adjusted EBITDA margin, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$253.3	32.8%	$307.8	42.9%	$485.6	31.8%	$527.2	37.1%
Depreciation and amortization of fixed assets	66.0	8.5	59.0	8.2	133.4	8.8	116.4	8.2
Amortization of intangible assets	16.3	2.1	18.2	2.6	32.1	2.1	36.7	2.6
Interest expense, net	35.5	4.6	29.1	4.1	71.8	4.7	58.0	4.1
Provision for income taxes	74.6	9.7	85.2	11.9	138.7	9.1	141.0	9.9
EBITDA	445.7	57.7	499.3	69.7	861.6	56.5	879.3	61.9
Acquisition-related earn-outs	(0.9)	(0.1)	—	—	(0.2)	—	—	—
Impairment of cost-based investments	—	—	—	—	—	—	1.0	0.1
Nonoperational foreign currency loss on internal loan transaction	—	—	—	—	—	—	4.2	0.3
Litigation reserve, net of recovery	—	—	—	—	—	—	(4.7)	(0.3)
Net gain upon settlement of investment in non-public companies	—	—	(98.3)	(13.8)	—	—	(98.3)	(6.9)
Net gain on early extinguishment of debt	—	—	(3.6)	(0.5)	—	—	(3.6)	(0.3)
Adjusted EBITDA	444.8	57.6	397.4	55.4	861.4	56.5	777.9	54.8
Less: Adjusted EBITDA from acquisition and disposition	(0.1)		—		0.6		(0.2)
Organic adjusted EBITDA	$444.7	57.6	$397.4	55.8	$862.0	56.6	$777.7	55.1

Results Summary, EBITDA and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended June 30,
	2025	2024
Revenues	$772.6	$716.8
Less: Revenues from acquisition and disposition	(0.8)	(4.6)
Organic revenues	$771.8	$712.2

EBITDA	$445.7	$499.3
Acquisition-related earn-outs	(0.9)	—
Net gain upon settlement of investment in non-public companies	—	(98.3)
Net gain on early extinguishment of debt	—	(3.6)
Adjusted EBITDA	444.8	397.4
Less: Adjusted EBITDA from acquisition and disposition	(0.1)	—
Organic adjusted EBITDA	$444.7	$397.4

	Six Months Ended June 30,
	2025	2024
Revenues	$1,525.6	$1,420.8
Less: Revenues from acquisitions and dispositions	(1.6)	(10.0)
Organic revenues	$1,524.0	$1,410.8

EBITDA	$861.6	$879.3
Acquisition-related earn-outs	(0.2)	—
Impairment of cost-based investments	—	1.0
Nonoperational foreign currency loss on internal loan transaction	—	4.2
Litigation reserve, net of recovery	—	(4.7)
Net gain upon settlement of investment in non-public companies	—	(98.3)
Net gain on early extinguishment of debt	—	(3.6)
Adjusted EBITDA	861.4	777.9
Less: Adjusted EBITDA from acquisition and disposition	0.6	(0.2)
Organic adjusted EBITDA	$862.0	$777.7

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating expenses	$418.3	$398.1	$841.2	$794.7
Less: Depreciation and amortization of fixed assets	(66.0)	(59.0)	(133.4)	(116.4)
Less: Amortization of intangible assets	(16.3)	(18.2)	(32.1)	(36.7)
Less: Investment gain	(9.1)	(99.8)	(11.7)	(96.5)
Plus: Acquisition-related earn-outs	0.9	—	0.2	—
Less: Impairment of cost-based investments	—	—	—	(1.0)
Less: Nonoperational foreign currency loss on internal loan transaction	—	—	—	(4.2)
Plus: Litigation reserve, net of recovery	—	—	—	4.7
Plus: Net gain upon settlement of investment in non-public companies	—	98.3	—	98.3
Adjusted EBITDA expenses	$327.8	$319.4	$664.2	$642.9

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$253.3	$307.8	$485.6	$527.2
Plus: Amortization of intangibles	16.3	18.2	32.1	36.7
Less: Income tax effect on amortization of intangibles	(4.2)	(4.7)	(8.3)	(9.5)
Less: Acquisition-related earn-outs	(0.9)	—	(0.2)	—
Less: Income tax effect on acquisition-related earn-outs	(0.1)	—	(0.3)	—
Plus: Nonoperational foreign currency loss on internal loan transaction	—	—	—	4.2
Less: Income tax effect on nonoperational foreign currency loss on internal loan transaction	—	—	—	(1.0)
Plus: Impairment of cost-based investments	—	—	—	1.0
Less: Income tax effect on impairment of cost-based investments	—	—	—	(0.3)
Less: Litigation reserve, net of recovery	—	—	—	(4.7)
Plus: Income tax effect on litigation reserve, net of recovery	—	—	—	1.7
Less: Net gain upon settlement of investment in non-public companies	—	(98.3)	—	(98.3)
Plus: Income tax effect on net gain upon settlement of investment in non-public companies	—	28.5	—	28.5
Less: Net gain on early extinguishment of debt	—	(3.6)	—	(3.6)
Plus: Income tax effect on net gain on early extinguishment of debt	—	0.9	—	0.9
Adjusted net income	$264.4	$248.8	$508.9	$482.8

Diluted EPS attributable to Verisk	$1.81	$2.15	$3.45	$3.67
Diluted adjusted EPS	$1.88	$1.74	$3.62	$3.36

Weighted-average diluted shares outstanding	140.3	143.3	140.6	143.6

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$244.5	$211.7	15.5%	$689.2	$592.4	16.3%
Capital expenditures	(55.8)	(57.8)	(3.5)	(109.5)	(113.0)	(3.1)
Free cash flow	$188.7	$153.9	22.6	$579.7	$479.4	20.9